U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):  NOVEMBER 7, 2003
                                                  ------------------


                          HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE             0-32093               91-2022980
         ----------           ---------              ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



                1601B ALTON PARKWAY
                 IRVINE, CALIFORNIA                       92606
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  949.757.0855
                                                     ------------


       ---------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 9.   REGULATION FD DISCLOSURE


HIENERGY TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS.


HiEnergy Technologies, Inc. held its Annual Meeting of Stockholders this past Friday, November 7, 2003. The Company invited the stockholders who attended the meeting in person to a demonstration at its outdoor testing site following the meeting. At the testing site the Company conducted a live demonstration of its CarBomb Finder, which is a remote detector of explosives in trunks, seats and engines of parked or moving vehicles.

At the Annual Meeting of Stockholders, Dr. Bogdan C. Maglich presented a Chairman's Report on the State of the Company to those in attendance. The key points of this report are included below and the entire report can be viewed on HiEnergy's website, at http://www.hienergyinc.com/investors/shareholders_meeting.htm.

The Chairman's Report on the State of the Company opened with the statement that the Company's mission was to capture at least 33% of the world market in Confirmation or Secondary Detectors, what the Company called False Alarm Eliminators. Dr. Maglich stressed that HiEnergy Technologies, Inc.'s next corporate goal was to find a large strategic partner. He informed the stockholders present that the Company is currently exploring opportunities with several x-ray manufacturers.

Dr. Maglich detailed the Company's current centerpiece technology and the three models it aims to produce.

As part of this discussion Dr. Maglich stated that the Company's technology had been validated through a number of independent tests performed at its testing facilities, the most recent tests having been performed for a Transportation Security Administration representative in October of 2003. Previous independent tests had been performed by Spanish Transportation Authorities in September 2003, NAVY UXO Field Tests in January of 2003, a demonstration for US Customs under a previous contract, and finally, a demonstration for SOCOM under a previous contract.

Dr. Maglich also discussed the Company's pending patents as well as touched on the secrecy orders that were placed on said patents in late 2002 and lifted in March of 2003. He stated that these secrecy orders had caused some delays in the processing of the patents.

He went on to present the members of the Scientific Advisory Board and their backgrounds to the attendees. He also detailed the formation of HiEnergy Defense, Inc. and introduced to the stockholders in attendance Colonel William
J. Lacey, Jr., the CEO of HiEnergy Defense, Inc. and The Hon. William A. Nitze, the Chairman of the Board of HiEnergy Defense, Inc. who were both in attendance at the meeting.

An integral part of the Chairman's Report was the discussion of the current competing technologies, such as Quadrupole Resonance and X-ray Diffraction. Dr. Maglich also spoke briefly about SODERN, a company based in France that could potentially be seen as both a supplier of technology as well as a competitor. Dr. Maglich added that he and other members of the scientific team had visited SODERN's factory and had ascertained that they are far behind as far as technology is concerned and that it was his belief that they did not present a real threat. He went on to add that HiEnergy's patent applications are valid in France and the European Union in general.


Dr. Maglich detailed to those in attendance the different components of its SuperSenzor and MiniSenzor technology, as well as key markets for the Company's technology.

In a Question & Answer Session after the report several questions were brought up by shareholders.

The shareholders were informed that the Company expected to sell beta unit prototypes of its technology to start with, and expected to be producing its CarBomb Finder, utilizing the Company's MiniSenzor technology by April of 2004.

In regards to the SuperSenzor, the stockholders were informed that the Company currently had 3 on order, but that the software and electronics for the imaging capabilities of the SuperSenzor still needed to be tackled.

The stockholders were informed that beta unit prototypes of some products using the MiniSenzor are available currently, and that the Company expected that beta unit prototypes of products using the SuperSenzor would be available in 2004. The Company believes that final production models based on both the MiniSenzor and SuperSenzor will be available for sale in mid-2005. The explanation given for the Company's focus on its less expensive MiniSenzor technology was that outside interest was focused more along the lines of pricing of the technology rather than speed and imaging capabilities.

Dr. Maglich also informed the stockholders present that tests of the Company's technology by Spanish authorities would be postponed until January due to the observance of the holidays. Shareholders were also informed that the estimated costs for the tests would be between $30,000 and $50,000. In addition, Dr. Maglich stated that tests for the US Army of the Anti-Tank Landmine Confirmation Sensor, currently being developed under a SBIR Phase II Contract, were expected to take place in February of 2004.


At the Company's live demonstration of its MiniSenzor based CarBomb Finder, Company scientists demonstrated the CarBomb Finder's ability to differentiate explosive simulant from sugar or other materials. They also described differences between a MiniSenzor based device and a SuperSenzor based CarBomb Finder. The scientists explained that the MiniSenzor's non-directional neutron emitter requires the device to be in close proximity to the target car, is primarily useful for detecting larger explosives such as car bombs, and is produced using cheaper and more readily available components. The SuperSenzor's directional emitter allows the device to be used at a moderate distance from the car, such as concealed inside a nearby van, allows detection of smaller explosives mixed with other objects, and is based on a unique and more expensive prototype neutron emitter.

RISK FACTORS


National, state and local governments regulate the operation of all radiation producing devices such as x-ray machines and our neutron generators. Although we believe that neutron radiation emitted from our systems would be safer than dental x-rays, compliance with the environmental and nuclear regulations may complicate product development and sales efforts.


The Beta models of our products have to be accepted commercially which may require further testing, modifications and improvements, which may be time consuming. Acceptable performance of serially produced machines that require cost effectiveness may require additional modification to our designs or components.


Although we are seeking a joint venture partner in both the United States and the European Union, we may encounter local rules and regulations that impede our ability to contract or perform.


Our interpretation of results from our test site as successful may not be accepted by our clients until the tests are repeated in the field and independently verified.


The expected financing to support our new initiatives has not been completely identified or committed.


Our plans may rely on leveraging the skills of strategic partners. We are in discussions with potential partners. However, presently no strategic partners are completely identified or committed.


We have a large number of warrants and options outstanding which can dilute the holders of our Common Stock.


We have a large number of shares of Common Stock that will become available in the future for sale on the over-the-counter bulletin board when they are registered, sales of which may then affect the market prices of our Common Stock.


We have had past failures with the Department of the Navy in particular in respect to proposals for two contracts, and there is a risk that we may fail repeatedly to succeed for reasons such as our perceived lack of financial ability to perform, especially if we are unsuccessful in obtaining a large U.S. manufacturing partner and sufficient financing.


Many of our competitors also provide solutions for human screening, and we do not emphasize that market in our present plans. Our competitors are larger and have greater resources than us. Our competitors also have had greater success than we have had in obtaining governmental and other development stage financing.

FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "plans", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K and other filings with the SEC by the Registrant. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HIENERGY TECHNOLOGIES, INC.


November 7, 2003                By: /s/ Bogdan C. Maglich
--------------------                -----------------------------------
(Date)                              Name: Bogdan C. Maglich,
                                    Chief Executive Officer, Chairman of the
                                    Board, President and Treasurer